Exhibit 99.1

Investor Update Call

September 21, 2021

Introduction

Thank you for joining today’s call. This is Kevin Kennedy, Chairman and CEO of Quanergy Systems. Back on June 22nd, we signed a definitive agreement to merge with a publicly traded SPAC – CITIC Capital Acquisition Corp. Coincident with the CCAC filing today and at the nearly three month mark from that date, it is timely to provide the investor and analyst community with an update. On today’s call updates will be provided on:

•	the pending merger with CCAC;

•	recent financial results and outlook;

•	traction with customers and partners;

•	Quanergy solid state LiDAR development progress; and

•	the management and governance structure.

Transaction Process

Starting with the pending merger with CCAC:

On August 18th, CFIUS determined that our transaction would not be subject to a review, thereby satisfying a key closing condition in our merger agreement. This favorable ruling, along with the HSR clearance previously received, paved the way for this transaction to move forward from a regulatory perspective.

With respect to SEC review, earlier today, CCAC filed its first amended S-4 in response to SEC comments and in conjunction with the inclusion of financial results through June 30th. While the SEC review process continues, the filing today seeks to progress and align the S-4 with SEC comments. We are making solid progress. We believe the responsiveness of the filing will enable movement toward S-4 effectiveness.

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In October, we plan to host a virtual analyst day where we will provide more details pertaining to our growth strategy, commercial opportunities and overall business plan. During this meeting, members of the sell-side analyst community will have the opportunity to engage with management to gain deeper insights into Quanergy. Our presentation materials will be posted to the Quanergy and CCAC websites. So please stay tuned for more details about this event. We hope you can join us.

In summary, we believe the successful achievement of these milestones keeps us on track to seek shareholder approval to close our merger with CCAC within the fourth quarter of 2021.

Q2 Results

Next, a few words on our results for Q2 2021. We posted revenue of $905k, which more than doubled sequentially from Q1 2021. Our non-GAAP gross margin (excluding stock-based compensation expense) was 18%. Our adjusted EBITDA for Q2 was ($6.6M) – a slight improvement from the ($6.9M) generated in Q1. In June, our $2.5 million PPP loan was forgiven, and we ended the quarter with $42M of total cash, including restricted cash.

Projections Update

Now, moving on to our current financial outlook. In the S-4 amendment filed earlier today, we have described three factors that have caused us to refine our near- to mid-term projections.

The first factor is COVID-19. When we originally constructed our projections in April, we assumed the effects of COVID-19 would wane by the middle of this year. With the emergence of the Delta variant, it now seems likely that pandemic effects will persist into 2022. Our products that address people counting and flow management applications are particularly susceptible to COVID disruptions, as these products are deployed in public spaces like airports, so it simply becomes more difficult to conduct trials and installations with lingering pandemic conditions.

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Second, macro supply chain issues have begun to manifest themselves on several fronts, including: extended lead times for parts procurement, redesign work for new product introductions where parts are no longer available and production challenges for our solid state people counting device. Supply chain constraints are not new to the technology industry, and we are not immune from these effects.

Importantly, these issues do not impact the technical progress being made on advancing the range and capability of the OPA technology platform in general or the multi-beam solid state sensors that will be demonstrated for industrial and automotive targets. Our solid state technical progress remains on track.

Finally, we have further refined our operating expense assumptions reflecting modestly lower spend in 2021 given the tight engineering hiring market, and modestly higher spend in 2022 and 2023 driven by higher than expected public company costs (like D&O insurance) and more aggressive hiring plans in sales.

To be clear, we believe the revenue-related factors are exogenous to Quanergy. We have identified the specific deals impacted by COVID-19 that are now expected to shift from 2021 and instead be recognized as revenue in 2022. We expect our supply chain challenges to be resolved through deliberate Company actions, with gradual improvements through 2021 and into 2022.

The net effect of these changes is a reduction of 2021 – 2023 revenue by $19M and a reduction of 2021 – 2023 adjusted EBITDA of $11M. Taken in aggregate, we have reduced our 2021 – 2025 revenue forecast by 2.1%. There has been no change to our long-term outlook for the business.

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Customer Updates

Now, to recap some recent customer wins:

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Quanergy was selected by our long-time partner, PARIFEX, to enable a highway speed monitoring and enforcement solution deployed in France. Our LiDAR sensor was selected by PARIFEX due to its 200 meters of range and superior angular beam resolution, enabling highly accurate and reliable detection of speeding violations even on busy highways.

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Our LiDAR sensors and QORTEX platform have been deployed in the pilot city of Busan, South Korea to analyze traffic patterns, predict safety hazards and formulate sound transportation policies. We are also enabling the integration of sensor data with traffic lights and in-vehicle equipment to support V2X applications.

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We secured a deal in China to deploy M Series sensors at a waste incineration facility to optimize the recycling process. Our sensors are used to scan waste piles to accurately measure volumetric data, allowing facility managers to make informed decisions that improve efficiency and reduce carbon emissions.

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Quanergy was selected to optimize operations at a world famous beach in Wando, South Korea. Our M Series sensors and QORTEX 3D perception platform displaced a camera-based system, providing new levels of accuracy and granularity while eliminating errors and the potential to collect personally identifiable information.

•	Finally, we recently secured a significant order to provide perimeter intrusion detection for a large datacenter deployment

We are pleased with our level of engagement with existing and prospective customers. During the first half of 2021, our inbound marketing leads increased 77% year-over-year. Our sales pipeline for 2022E and 2023E currently stands at $217M, providing us with significant coverage of our revenue forecast through 2023.

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Partnership Updates

We have also continued to expand our network of partners. In late June, we announced a new strategic collaboration with Sensata. This partnership is focused on helping Quanergy bring affordable, smart LiDAR and 3D perception technologies to market, with Sensata providing insights to Quanergy on manufacturability, cost reduction, sourcing and go-to-market strategies. I would also reiterate that Sensata is one of the anchor investors in our PIPE.

In July we announced a partnership with SSI – one of the top system integrators in the gaming industry – to offer casinos the benefits of Quanergy’s flow management and people counting capabilities, enabling casinos to enhance security, optimize the layout of facilities and more effectively market to customers based on location data. Also in July, we announced a partnership with Agia Solutions – a systems integrator serving Latin America. We are the first LiDAR provider to partner with Agia, and we are excited to pursue mutual opportunities for LiDAR in applications such as security and mining in Latin America.

Finally, in August, we expanded our network of distribution partners, with the addition of Power Motion. This partnership will be focused on delivering LiDAR solutions for industrial automation throughout the South Central United States.

Our growing base of partners is noteworthy on two levels. First, our breadth of partners, both in terms of industry and geography, is a clear sign that LiDAR and 3D perception are platform technologies with broad-based, global appeal. Second, our network of partners serves as a force multiplier for Quanergy, providing substantial reach and leverage as LiDAR markets scale.

Solid State Development

Now, in terms of our solid state OPA development plans, we remain on track. In early August we announced the industry’s first demonstration of an OPA-based solid state LiDAR with 100-meter range achieved in full daylight. For this demonstration, a Quanergy solid-state LiDAR test platform was mounted on a vehicle. The test vehicle followed a target vehicle driving in bright sunlight at a variety of ranges – from a close proximity to a distance of 100 meters – while maintaining driving safety at all times.

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For those new to the Quanergy story, our S Series LiDAR sensor, based on our patented optical phased array technology, is designed to meet the most stringent automotive requirements for object detection and collision avoidance. The sensor performs electronic beam steering without any moving parts, providing significant immunity to shock and vibration. The S Series is designed to provide over 100k hours of mean time between failures, and it is targeting a price of $500 for mass-market production.

Looking forward, our new ASIC detector project is progressing well, and we expect this range-enabling new detector to be fully integrated into the S3 sensor node in Q4 for 200 meter demonstrations in early 2022.

Corporate Governance

Finally, a quick update from a governance perspective, as we continue to prepare for our transition to a publicly-traded company.

In August, we hired Jerry Allison as our new General Counsel. Jerry has 25 years of experience leading legal functions for global technology companies. Jerry spent the majority his career with Amkor Technology, a publicly-traded provider of semiconductor packaging and test services with $5.5 billion of annual revenue. Jerry has the experience and skillset to help guide Quanergy to its next chapter as a public company.

I am also pleased to report that we secured a fourth independent Board member, enabling alignment with NYSE board composition requirements. Our new board member brings to Quanergy extensive public company board experience and a rich history in the transportation industry. We look forward to announcing more details soon.

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Wrap-Up

In terms of today’s update, there exist four key takeaways:

1.	The pending merger with CCAC continues to progress, with an expected closing in Q4. We are taking the necessary steps to prepare for the transition to becoming a public company.

2.	We are pleased with our Q2 performance, however we believe it is appropriate to moderate our near- to mid-term forecast in light of the exogenous and temporary factors described to you today.

3.	Customer and partner momentum remains strong, and our confidence in our long-term plan remains unchanged.

4.	The development of our disruptive optical phased array solid state platform remains on track, and Quanergy remains the only LiDAR provider in the market to harness the power of OPA-based LiDAR.

Thank you for joining today’s call. We appreciate your interest in Quanergy, and we will keep you updated regarding our business and our planned merger with CCAC.

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Additional Information and Where to Find It

In connection with the proposed transaction (the “Business Combination”), CCAC filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 (as amended, the “Registration Statement”) (File No. 333-257962), which includes the preliminary proxy statement/prospectus of CCAC. CCAC’s stockholders and other interested persons are advised to read the Registration Statement and the preliminary proxy statement/prospectus which forms a part of the Registration Statement, as well as any amendments to be filed, and the effective Registration Statement and the definitive proxy statement/prospectus and documents incorporated by reference therein filed in connection with the Business Combination when available, as these materials will contain important information about the parties to the agreement and plan of merger, by and among CCAC and Quanergy and the other parties thereto (the “Merger Agreement”), CCAC and the Business Combination. When available, the definitive proxy statement/prospectus and other relevant materials for the Business Combination will be mailed to stockholders of CCAC as of a record date to be established for voting on the Business Combination and other matters as may be described in the Registration Statement. Stockholders may obtain copies of the preliminary proxy statement/prospectus, the definitive proxy statement/prospectus filed or that will be filed with the SEC and all other relevant documents that are or will be incorporated by reference therein, without charge, at the SEC’s web site at www.sec.gov, or by written request to CITIC Capital Acquisition Corp., 28/F CITIC Tower, 1 Tim Mei Avenue, Central, Hong Kong, Attention: Fanglu Wang, telephone: +852 3710 6888.

Participants in the Solicitation

CCAC, Quanergy and their respective directors and executive officers may be deemed participants in the solicitation of proxies from CCAC’s stockholders with respect to the Business Combination. A list of the names of those directors and executive officers and a description of their interests in CCAC is included in the Registration Statement, which includes the preliminary proxy statement/prospectus of CCAC, for the Business Combination and is available at www.sec.gov. Additional information regarding the interests of such participants will be contained in the definitive proxy statement/prospectus for the Business Combination when available. You may obtain free copies of these documents as described in the preceding paragraph.

No Offer or Solicitation

This communication is for informational purposes only and shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Business Combination. This communication shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, or an exemption therefrom.

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